UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 3, 2008

GTx, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation)

000-50549	62-1715807
(Commission File Number)	(IRS Employer Identification No.)
3 N. Dunlap Street
Van Vleet Building
Memphis, Tennessee 38163
(Address of principal executive offices, including Zip Code)
Registrant’s telephone number, including area code: (901) 523-9700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.
On March 3, 2008, GTx, Inc., or GTx, issued a press release announcing additional Phase III clinical trial results for toremifene citrate 80 mg, the Company’s investigational therapy for the treatment of multiple side effects of androgen deprivation therapy (ADT) for advanced prostate cancer. A copy of the release is furnished as Exhibit 99.1 to this Current Report.
GTx previously announced data from the Phase III ADT clinical trial demonstrating that toremifene citrate 80 mg reduced new morphometric vertebral fractures, the primary endpoint of the trial, and met other key endpoints, including increasing bone mineral density, improving lipid profiles and ameliorating gynecomastia, as well as safety-related data, including the rate of venous thromboembolic events (VTEs).
GTx has also completed an analysis of the effect of excluding patients over the age of 80 years and with a history of VTEs from the modified intent to treat analysis of the primary endpoint, which included all patients with at least one evaluable study radiograph and a minimum of one dose of study drug or placebo. In this patient subset, the VTEs were 4 (1.3%) in the toremifene citrate 80 mg treated group and 3 (1.0%) in the placebo group (p=0.679), and toremifene citrate 80 mg demonstrated a 74% reduction in new morphometric vertebral fractures (p=0.008; 5.1% fracture rate in the placebo group).
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by GTx, Inc. dated March 3, 2008.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GTx, Inc.
Dated: March 3, 2008	By:	/s/ Henry P. Doggrell
Henry P. Doggrell
Vice President, General Counsel/Secretary

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by GTx, Inc. dated March 3, 2008.